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                                                            TERM LOAN AGREEMENT


    NBD Bank, N.A, a national banking association (the "Bank"), whose address is One Indiana Square, Indianapolis, IN 46266, agrees to extend the term loan(s) described below (whether one or more, the "Loans") to TEKSYN, Inc. (the "Borrower"), whose address is 9002 Purdue Road, Suite 200, Indianapolis, IN 46268 under the terms and conditions set forth in this agreement.

1.  TERM LOANS.  The Bank agrees to extend the following Loans to the
Borrower:

         A. A loan in the amount of $112,500.00 maturing April 1, 1998 the proceeds of which will be used for the following purpose: Purchase Equipment.

Each loan shall be evidenced by an Installment Business Loan Note or a Term Note executed concurrently with this agreement (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section l, and all extensions, renewals and amendments to these notes, as the "Notes").

2.  Fees and Expenses

    2.1 FEES. Upon execution of this agreement the Borrower shall pay the Bank the following fees, all of which the Borrower acknowledges have been earned by the Bank: Documentation Fee of $1,125.00

    2.2  OUT-OF-POCKET EXPENSES.  In addition to any fee set forth in
         Section 2.1 above, the Borrower shall reimburse the Bank for its out-of-pocket expenses, including reasonable attorney fees allocated to the Loans.

3.  Security

    3.1 Payment of the borrowings under the Loans shall be secured by a first security interest and/or real estate mortgage, as the case may be, of first priority, or other priority to which the Bank consents in writing, covering the following property and all its additions, substitutions, increments, proceeds and products, whether now owned or later acquired (the "Collateral"):

         A. ACCOUNTS RECEIVABLE. All of the Borrower's accounts, chattel paper, general intangibles, instruments, and documents (as those terms are defined in the Indiana Uniform Commercial Code), rights to refunds of taxes paid at any time to any governmental entity, and any letters of credit and drafts under them given in support of the foregoing, wherever located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

         B. INVENTORY. All of the Borrower's inventory, wherever located. The Borrower



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              shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

         C. EQUIPMENT. All of the Borrower's equipment, wherever located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

         D. CERTIFICATE OF DEPOSIT. NBD Certificate of Deposit in the amount of $56,250.00.

    3.2 No forbearance nor extension of time granted any subsequent owner of the Collateral shall release the Borrower from liability.

    3.3 ADDITIONAL COLLATERAL/SETOFF. To further secure payment of the borrowings under the Loans and all of the Borrower's other liabilities to the Bank, the Borrower grants to the Bank a continuing security interest in: (i) all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity) and (ii) all balances of deposit accounts of the Borrower with the Bank. The Bank shall have the right at any time to apply its own debt or liability to the Borrower, or to any other party liable for payment of the Loans, in whole or partial payment of such loans or other present or future liabilities, without any requirement of mutual maturity.

    3.4 CROSS-LIEN. Any of the Borrower's other property in which the Bank has a security interest to secure payment of any other debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others, shall also secure payment of and be part of the Collateral for the Loans.

4. AFFIRMATIVE COVENANTS. So long as any Loan remains outstanding, the Borrower, and each of its subsidiaries, will:

    4.1 INSURANCE. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as shall be in accordance with sound business and industry practices.

    4.2 EXISTENCE. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

    4.3 FINANCIAL RECORDS. Maintain proper books and records of account, in accordance with generally accepted accounting principles where applicable, and consistent with financial statements previously submitted to the Bank.



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    4.4  COLLATERAL AUDITS.  Permit the Bank or its agents to perform annual audits of the Collateral. The Borrower shall compensate the Bank for such audits in accordance with the Bank's schedule of fees as may be amended from time to time. The Bank shall retain the right to inspect the Collateral and business records related to it at such times and at such intervals as the Bank may reasonably require.

    4.5  MANAGEMENT.  Maintain current management specifically Dave Wortman.

    a. FINANCIAL REPORTS. Furnish to the Bank whatever information, books, and records the Bank may reasonably request, including at a minimum:
         If the Borrower has, subsidiaries, all financial statements required will be provided on a consolidated and on a separate basis.

         A. Within 30 days after each quarterly period, a balance sheet as of the end of that period and a statement of profit, loss and surplus, from the beginning of that fiscal year to the end of that period, certified as correct, subject to year-end adjustments, by one of its authorized agents.

         B. Within 120 days after, and as of the end of, each of its fiscal years, a detailed audit statement including a balance sheet and statement of profit, loss and surplus, certified by an independent certified public accountant of recognized standing.

5. DEPOSITS. Maintain its corporate primary demand deposit relationship with the Bank.

6.  NEGATIVE COVENANTS.

    6.1 DEFINITIONS. As used in this agreement, the following terms shall have the following respective meanings:

         A. "Subordinated Debt" shall mean debt subordinated to the Bank in manner and by agreement satisfactory to the Bank.

         B. "Tangible Net Worth" shall mean total assets less the sum of intangible assets, due from Affiliates, and total liabilities. Intangible assets include goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses, and all other intangibles.

         C.   "Working Capital" shall mean current assets less the sum of
              (i) current liabilities and (ii) amounts due from Affiliates.

         D. "Affiliate" shall mean shareholders, partners, owners, and subsidiaries, and entities owned or controlled by such parties.

         E. "Cash Flow Coverage" shall mean (net income after taxes plus interest


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              expense, depreciation & amortization expense minus unfunded capital expenditures and dividends) divided by total debt service.

    6.2  Unless otherwise noted, the financial requirements set forth in this
         Section 6 shall be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

    6.3 Without the written consent of the Bank, so long as any debt remains outstanding under the Credit Facilities, the Borrower will not: (where appropriate, covenants shall apply on a consolidated basis)

         A. TANGIBLE NET WORTH. Permit its Tangible Net Worth to be negative, tested quarterly.

         B. DEBT. Incur, or permit to remain outstanding, BANK debt for borrowed money, capital leases obligations, installment obligations from any financial institution other than Bank, other than (i) debt reflected in the latest financial statement of the Borrower furnished to the, Bank prior to execution of this agreement (ii) debt for any purpose not to exceed $30,000.00 in the aggregate in any fiscal year. For purposes of this covenant, non-capitalized leases and the sale of any accounts receivable shall be deemed the incurring of debt for borrowed money.

         C. GUARANTIES. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

         D. LIENS. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities; and liens for taxes being contested in good faith.

         E. ADVANCES AND INVESTMENTS. Purchase or acquire any securities of, or make any loans or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

         F. CASH FLOW COVERAGE RATIO. Permit the ratio of its cash flow coverage to be less than 1.50 to 1.00.

7. REPRESENTATIONS BY BORROWER. Each Borrower represents: (a) that the execution and delivery

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of this agreement and the Notes and the performance of the obligations they impose do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (b) that this agreement and the Notes are valid and binding agreements, enforceable according to their terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

8.  ACCELERATION.

    8.1  EVENTS OF DEFAULT/ACCELERATION.  If any of the following events occurs:

         A. The Borrower or any guarantor of any of the Loans ("Guarantor") fails to pay when due any amount payable under the Loans or under any agreement or instrument evidencing debt to any creditor;

         B. The Borrower or any Guarantor (a) fails to observe or perform any other term of this agreement or the Notes; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the Loans) such that the creditor declares the debt due before its maturity;

         C. There is a default under the terms of any loan agreement, mortgage, security agreement or any other document executed in connection with the Loans, or any guaranty of the Loans becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under such a guaranty;

         D. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower;

         E. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;

         F. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver or trustee



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              for it or a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction;

         G. A custodian, receiver or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within 60 days after such appointment;

         H. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of such proceedings;

         I. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy or garnishment is issued against any property of the Borrower or any Guarantor;

         J.   The Borrower or any Guarantor dies;

         K.   The Borrower or any Guarantor, without the Bank's written consent,
              (a) is dissolved, (b) merges or consolidates with any third party,
              (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business,
              (d) leases, purchases, or otherwise acquires a material part of the assets of any other corporation or business entity, except in the ordinary course of business, (e) engages in any share exchange to the same effect, or (f) agrees to do any of the foregoing, (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor);

         L. There is a substantial change in the management or ownership, or the existing or prospective financial condition, of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse; or

         M.   The Bank in good faith shall deem itself insecure;

then, whether or not the Bank has made demand, the Loans shall become due immediately, without notice, at the Bank's option.

    8.2 REMEDIES. If the Loans are not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name



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         of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral, and waives all valuation and appraisement laws. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of the Loans, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

9.  Miscellaneous

    9.1 Notice from one party to another relating to this agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth under its name below by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express, Purolator Courier or like overnight courier service or (e) facsimile, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this section shall be deemed delivered upon receipt if delivered by hand or wire transmission, 3 business days after mailing if mailed by first class, registered or certified mail, or one business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

    9.2 No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

    9.3 This agreement, the Notes, and any related loan documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and such validity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

    a.   The Borrower, if more than one, shall be jointly and severally liable.

    b. This agreement is delivered in the State of Indiana and governed by Indiana law. This agreement is binding on the Borrower and its successors, and shall inure to the benefit




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         of the Bank, its successors and assigns.

    c. Section headings are for convenience of reference only and shall not affect the interpretation of this agreement.

10. WAIVER OF JURY TRIAL BY BANK AND BORROWER. The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this agreement or any related instrument or agreement or any of the transactions contemplated by this agreement or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

Executed by the parties as of: March 20, 1995.

"BANK"                                 "BORROWER":

NBD Bank, N.A.                         TEKSYN, INC.



By: /s/ Amy Beard, AVP                 By:  /s/ David B. Wortman
    -------------------------------         -----------------------------------
    Amy J. Beard, Assistant
    Vice President                     David B. Wortman              President
                                       ----------------------------------------
                                       Printed Name                       Title



ADDRESS FOR NOTICES:                   ADDRESS FOR NOTICES:

NBD Bank, N.A.                         TEKSYN, INC.
One Indiana Square                     9002 Purdue Road, Suite 200
Indianapolis, IN 46266                 Indianapolis, IN 46268

Facsimile/Telex No                     Facsimile/Telex No
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